Exhibit 32.1

CERTIFICATIONS PURSUANT TO

TITLE 18, UNITED STATES CODE, SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Diamond Hill Investment Group, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Heather E. Brilliant, Chief Executive Officer and President of the Company, and Thomas E. Line, Chief Financial Officer and Treasurer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each such officer's knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Heather E. Brilliant
Print Name: Heather E. Brilliant
Title: Chief Executive Officer and President
Date: October 30, 2025

/s/ Thomas E. Line
Print Name: Thomas E. Line
Title: Chief Financial Officer and Treasurer
Date: October 30, 2025